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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                          STATE OR OTHER
                                                                          JURISDICTION OF
                                                                         INCORPORATION OR
                             SUBSIDIARY                                    ORGANIZATION
                             ----------                                  ------------------
Computers by Post (Dormant)                                                United Kingdom
Direct Alliance Corporation                                                   Arizona
Docufile Limited (Dormant)                                                 United Kingdom
DSI Data Systems (Dormant)                                                 United Kingdom
Frasier Associates plc (Dormant)                                           United Kingdom
Insight Action Limited (Dormant)                                           United Kingdom
Insight ASP Limited (Dormant)                                              United Kingdom
Insight Canada, Inc.                                                          Arizona
Insight Deutschland GmbH & Ko KG (Dormant)                                    Germany
Insight Development Corp Limited (Dormant)                                 United Kingdom
Insight Direct (GB) Limited                                                United Kingdom
Insight Direct (UK) Limited                                                United Kingdom
Insight Direct Canada, Inc.                                                    Canada
Insight Direct Europe Limited (Dormant)                                       Ireland
Insight Direct Services Limited                                            United Kingdom
Insight Direct USA, Inc. dba Insight, Insight Global Finance, and PC          Illinois
Wholesale
Insight Direct Worldwide, Inc.                                                Arizona
Insight Enterprises UK Limited                                             United Kingdom
Insight Global Systems Limited  (Dormant)                                     Ireland
Insight Holding (Deutschland) Gmbh (Dormant)                                  Germany
Insight Marketing Gmbh (Dormant)                                              Germany
Insight North America, Inc.                                                   Arizona
Insight Public Sector, Inc.                                                   Illinois
Insight Receivables Holding, LLC                                              Illinois
Insight Receivables, LLC                                                      Illinois
Insight UK Acquisitions Limited (Dormant)                                  United Kingdom
Kortex Computer Centre, Ltd.                                                   Canada
KUKWE Limited (Dormant)                                                    United Kingdom
Marketplace Agent, Inc.                                                       Arizona
Plusnet Technologies Limited                                               United Kingdom
Pulse Building Limited (Dormant)                                           United Kingdom
Treasure Chest Computers, Inc. (Dormant)                                     Louisiana
3051918 Nova Scotia Ltd.                                                    Nova Scotia
3683371 Canada, Inc.                                                           Canada
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